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Company Contacts:                      Investor Relations Contacts:
IMPAX Laboratories, Inc.               Lippert/Heilshorn & Associates, Inc.
Barry R. Edwards, Co-CEO               Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 371                (212) 838-3777
Larry Hsu, Ph.D., President            Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111               (310) 691-7100
Cornel C. Spiegler, CFO                www.lhai.com
(215) 289-2220 Ext. 306
www.IMPAXlabs.com




           IMPAX PREVAILS IN TRICOR CAPSULES PATENT INFRINGEMENT SUIT


Hayward, CA - March 28, 2003 - IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) today announced that U.S. District Judge Joan B. Gottschall in Chicago ruled that its Fenofibrate Capsules, a generic form of Tricor(R) Capsules, Micronized, does not infringe Abbott Laboratories' (NYSE: ABT) patent on this product. Tricor is marketed for the treatment of hypercholesterolemia and hydertriglyceridemia. According to IMS Health, U.S. sales of the capsule for the lipid-regulating agent were approximately $2.3 million for the year ending December 31, 2002, as Abbott converted usage to the tablet form prior to the availability of generic capsules.

In February 2002, the U.S. Food and Drug Administration granted IMPAX Laboratories tentative approval of the Company's Abbreviated New Drug Application (ANDA) for 67mg, 134mg and 200mg Fenofibrate Capsules (Micronized). Final approval is contingent upon the earlier of (1) the settlement of pending patent-infringement litigation brought by Abbott against IMPAX, or (2) the expiration of the 30-month stay process under the Hatch-Waxman Amendments; and the expiration of any generic marketing exclusivity. Final approval is also dependent upon FDA's evaluation of any new information subsequent to this tentative approval.

The FDA accepted for review IMPAX's application to market a generic version of Abbott's Tricor (Fenofibrate) Tablets in December 2002. IMPAX's submission included a Paragraph IV certification stating that, to the Company's knowledge, the product does not infringe upon Abbott's listed Tricor tablet patents. Abbott Laboratories (NYSE: ABT) has filed lawsuits against the Company in the federal district court in Delaware alleging patent infringement related to IMPAX's filing of an ANDA for a generic version of Abbott's Tricor(R) Tablets. These lawsuits are continuing. According to IMS Health, U.S. sales of Tricor Tablets were approximately $445 million in the 12 months ended December 31, 2002.

Barry R. Edwards, Co-Chief Executive Officer of IMPAX Laboratories, commented, "We are very pleased to have prevailed in court. Our Global Pharmaceuticals division will begin marketing our generic Tricor capsules after receipt of final FDA approval for this product."

IMPAX has 19 applications pending at the FDA, including three tentatively approved, that address more than $5.8 billion in U.S. branded product sales for the 12 months ended December 31, 2002. Thirteen of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.
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IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics, in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.IMPAXlabs.com.


"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, IMPAX's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX's ability to successfully develop and commercialize pharmaceutical products, IMPAX's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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